EXHIBIT 1.1


                          TAYLOR INVESTMENT CORPORATION

         $1,500,000 SENIOR SUBORDINATED ADJUSTABLE RATE NOTES (MINIMUM) $6,000,000 SENIOR SUBORDINATED ADJUSTABLE RATE NOTES (MAXIMUM)

                                AGENCY AGREEMENT



                                                          Minneapolis, Minnesota
                                                                __________, 2002



Dougherty & Company LLC
90 South Seventh Street
Suite 4400
Minneapolis, Minnesota 55402-4115

Ladies and Gentlemen:

         1. Introduction. Taylor Investment Corporation, a Minnesota corporation (the "Company"), proposes to issue and sell a minimum of $1,500,000 and a maximum of $6,000,000 aggregate principal amount of its Senior Subordinated Adjustable Rate Notes as described in the Registration Statement referred to below (the "Notes"). The Notes will be issued pursuant to an Indenture (the "Indenture"), of even date herewith, between the Company and U.S. Bank National Association, as Trustee (the "Trustee").

         The Company hereby confirms its agreement with you, Dougherty & Company LLC, as managing agent (the "Managing Agent") to offer and sell the Notes on a "reasonable efforts" basis upon the terms and conditions herein.

         The Company hereby agrees with the Managing Agent as follows:

         2. Representations and Warranties of the Company.

                  (a) The Company represents and warrants to, and agrees with, the Managing Agent that:

                           (i) A registration statement on Form S-2
(Registration No. 333-__________), including a form of prospectus, relating to the Notes has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission ("Commission") promulgated


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thereunder (collectively, the "Act;" all references herein to specific rules and regulations are to rules and regulations promulgated by the Commission under the
Act) has been filed with the Commission and has been declared effective under the Act and is not proposed to be amended. For purposes of this Agreement, "Effective Time" means (A) if the Company has advised the Managing Agent that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (B) if the Company has advised the Managing Agent that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Registration Statement," and the form of prospectus relating to the Notes, as first filed with the Commission pursuant to and in accordance with Rule 424(b) or (if no such filing is required) as included in the Registration Statement, is hereinafter referred to as the "Prospectus."

                           (ii) The Commission has not issued any order
preventing or suspending the use of the Prospectus. If the Effective Time is prior to the execution and delivery of this Agreement: (A) on the Effective Date, the Registration Statement conformed in all respects to the requirements of the Act and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: on the Effective Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by the Managing Agent specifically for use therein.

                           (iii) The Company and its subsidiaries, Four Seasons
Realty of Minnesota, Inc.; Four Seasons Realty of Wisconsin, Inc.; Four Seasons Realty of Michigan, Inc.; Four Seasons Properties of Tennessee, LLC; Four Seasons Properties of Georgia, LLC; FSP Development of Texas, LLC; and Laurentian Development Corporation, which constitute all of its subsidiaries (each a "Subsidiary" and, collectively, the "Subsidiaries"), and the joint ventures of which the Company is a member, Lantana Development, LLC; The Preserve, LLC; and Lakeridge Community Center, LLC (each a "Joint Venture" and, collectively, the "Joint Ventures"), have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective states of incorporation, with full power and authority, corporate and otherwise,


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to own their properties and conduct their business as described in the
Prospectus. The Company, the Subsidiaries and the Joint Ventures are duly qualified as foreign corporations to transact business and are in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property, the conduct of business or otherwise, other than jurisdictions in which the failure to so qualify, considering all such cases in the aggregate, would not have a material adverse effect on the Company, the Subsidiaries and Joint Ventures, taken as a whole. No proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                           (iv) All of the shares of capital stock of the
Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and are owned by the Company, free and clear of any security interest, lien or restriction except for the security interest of Diversified Business Credit, Inc. The Company has no subsidiaries (other than the Subsidiaries) and owns no securities of any other entity (other than the Joint Ventures) and none of the Subsidiaries has any subsidiary or owns any securities of any other entity.

                           (v) The authorized and issued indebtedness of the
Company and of the Subsidiaries is correctly set forth in the Prospectus, as of the dates indicated. The capitalization of the Company as of the date indicated is as set forth under the caption "Capitalization" in the Prospectus. The issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. The indebtedness of the Company and of the Subsidiaries has been duly authorized. None of the outstanding shares of capital stock of the Company was issued in violation of preemptive rights of any shareholder of the Company.

                           (vi) This Agreement has been duly authorized,
executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles affecting the enforcement of creditors' rights generally and except as rights to indemnity hereunder may be limited by applicable securities laws, including the Act and the rules and regulations thereunder.

                           (vii) The Indenture has been duly and validly
authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles affecting enforcement of creditors' rights generally. The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Notes have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered and paid for pursuant to this Agreement, the Notes will have been duly and validly executed and issued by the Company and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture.


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                           (viii) The Notes and the Indenture conform in all
material respects to the descriptions thereof contained in the Prospectus. The global certificate for the Notes to be issued in book-entry form hereunder and the certificates for any Notes to be certificated are in due and proper form.

                           (ix) There are no contracts or other documents
required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. Contracts and documents so described in the Prospectus are in full force and effect on the date hereof. All descriptions of such contracts and documents in the Prospectus are correct in all material respects. Neither the Company nor the Subsidiaries nor the Joint Ventures nor, to the best knowledge of the Company, any other party, is in breach of or default under any of such contracts.

                           (x) Neither the issue and sale of the Notes, the
performance of this Agreement or the Indenture, nor the consummation of the transactions contemplated herein and therein will conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of any of them is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any Subsidiary or any applicable law or regulation or administrative or court decree except those as to which the Company has obtained a waiver. No consent, approval, authorization or other order of any court, regulatory body, administrative agency, other governmental body or any self-regulatory agency is required for the execution and delivery of this Agreement or the Indenture or the consummation of the transactions contemplated herein or therein or in the Prospectus, except such as will be or have been obtained under the Act and except as may be required under applicable blue sky laws or the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") in connection with the purchase and distribution of the Notes by the Managing Agent.

                           (xi) The accountants who have expressed their
opinions with respect to certain of the financial statements and schedules included or incorporated by reference in the Registration Statement are independent accountants as required by the Act.

                           (xii) The consolidated financial statements of the
Company, together with the notes thereto, included in the Registration Statement present fairly the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated results of operations, stockholders' equity and cash flows of the Company for the respective periods covered thereby. Such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved. The selected financial data set forth in the Prospectus present fairly the information set forth therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement.


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                           (xiii) Neither the Company nor any Subsidiary is in
violation of its articles of incorporation or bylaws or in default under any administrative or court decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contractual obligation to which it is a party or by which it may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject. There does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

                           (xiv) There is no action, suit or proceeding before
or by any court or governmental agency or body, domestic or foreign, now pending or, to the best knowledge of the Company, threatened, against or affecting the Company, any Subsidiary or any Joint Venture.

                           (xv) There are no holders of securities of the
Company having rights to registration thereof or preemptive rights with respect to the Notes or the shares of capital stock of the Company, except as disclosed in the Prospectus. The Notes will be issued free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer and other defects of title.

                           (xvi) The Company and the Subsidiaries have good and
marketable title to all the properties and assets reflected as owned by the Company and the Subsidiaries in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus). The Company and the Subsidiaries hold their leased properties under valid and binding leases which are in full force and effect. Neither the Company nor any Subsidiary has any notice of any claim adverse to the rights of the Company or any Subsidiary under any such leases or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased premises.

                           (xvii) The Company has not taken and will not take,
directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any of the Notes.

                           (xviii) Subsequent to the respective dates as of
which information is given in the Registration Statement and the Prospectus, and except as otherwise stated in the Prospectus, (A) neither the Company nor any Subsidiary has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business, (B) there has not been any material adverse change in the condition, financial or otherwise, results of operations, earnings, business affairs or business prospects nor any material change in the capital stock, short-term debt or long-term debt of the Company or any Subsidiary, (C) there has not been any material transaction entered into by the Company or any Subsidiary and (D) except as described in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                           (xix) The Company and the Subsidiaries maintain
insurance, which is in full force and effect, of the types and in the amounts adequate for their businesses and similar in type and amount to the insurance coverage maintained by similar companies and businesses.


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                           (xx) The Company and the Subsidiaries own and possess
all right, title and interest in and to, or have duly licensed from third parties, all trademarks, copyrights, inventions, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) and other proprietary rights ("Trade
Rights") presently employed by any of them in connection with the business now operated by them. Neither the Company nor any Subsidiary has received any notice of infringement, misappropriation or conflict from any third party as to such Trade Rights which has not been resolved or disposed of, and neither the Company nor any Subsidiary has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties.

                           (xxi) The Company and the Subsidiaries own, possess
or have obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate their properties and to carry on their respective business as presently conducted and as contemplated by the Prospectus, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations. The business of the Company and the Subsidiaries is not being conducted in violation of any applicable federal, state, local or foreign law, ordinance, regulation, judgment, decree, injunction or order or requirement of any court or other governmental entity. No such company and no officer, director, shareholder or agent of such company has been authorized to receive or make, and is not receiving or making, any bribe, kickback, or other illegal payment with respect to the business conducted by such company.

                           (xxii) No labor dispute with the employees of the
Company or any Subsidiary exists or, to the best knowledge of the Company, is imminent which might reasonably be expected to materially adversely affect the condition, financial or otherwise, results of operations, earnings, business affairs or business prospects of the Company or any Subsidiary. To the best knowledge of the Company, after due inquiry, no members of senior management presently intend to leave the Company or any Subsidiary.

                           (xxiii) All United States Federal income tax returns
required by law to be filed by or on behalf of the Company and the Subsidiaries have been filed and all taxes shown by such returns or otherwise assessed which are due and payable as of or prior to the date hereof have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. All other tax returns that are required to have been filed by or on behalf of the Company and the Subsidiaries pursuant to applicable foreign, state, local or other law have been filed, and the Company and the Subsidiaries have paid all taxes due as of or prior to the date hereof pursuant to such returns or pursuant to any assessment received by them, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability (or for any payments to be made in respect of any tax sharing agreements or arrangements) for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined.


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                           (xxiv) Neither the Company nor any Subsidiary is an
"investment company" within the meaning of such term as defined in the Investment Company Act of 1940, as amended.

                           (xxv) No broker, finder, consultant or other person
or entity is entitled to any brokerage, finder's or other fee or commission in connection with the issuance and sale of the Notes, except as may be provided to the Managing Agent by the express terms of this Agreement.

                           (xxvi) The Company has not sold any securities in
violation of Section 5(a) of the Act or any state securities laws.

                           (xxvii) The conditions for use of a registration
statement on Form S-2 set forth in the General Instructions to Form S-2 have been satisfied with respect to the Company and the Registration Statement.

                  (b) Any certificate signed by any officer of the Company and delivered to the Managing Agent or to counsel for the Managing Agent pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Managing Agent as to the matters covered thereby.

         3. Offer and Sale of Notes.

                  (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company appoints the Managing Agent as the exclusive Managing Agent to offer and sell the Notes for the period referred to in paragraph 3(c) hereof, and the Managing Agent accepts such appointment and agrees to use reasonable efforts to sell such Notes for the Company. It is expressly intended that the offer and sale of the Notes shall be on a "reasonable efforts, minimum/maximum" basis, without a firm commitment by the Managing Agent to purchase any of the Notes. All sales of the Notes conducted by the Managing Agent shall be solely for the account and at the risk of the Company, and in no event shall the Agent have any obligations under the Notes.

                  (b) The Managing Agent shall offer and sell the Notes for the Company upon the terms and conditions set forth in the Prospectus, as the same may be amended or supplemented from time to time. The purchase price payable for each and all Notes purchased pursuant to this Agreement shall be par plus accrued interest. Upon the closing of the sale of any of the Notes, the Managing Agent shall receive an amount equal to six percent (6%) of the aggregate principal amount of the Notes sold.

                  (c) The Managing Agent shall also receive an annual fee equal to 0.5% of the outstanding principal balance of the Notes ("Remarketing Fee"). The Remarketing Fee will be payable by the Company to the Managing Agent quarterly on January 1, April 1, July 1, October 1 commencing on October 1, 2002 based on the outstanding principal balance of the Notes on each such payment date. Provided that if the Company's net income, calculated in accordance with generally accepted accounting principles and before shareholder tax-related


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distributions, for any fiscal year is less than $500,000, then the Remarketing
Fee will increase to 1.0% per annum and will remain 1.0% per annum until the Company's net income, calculated in accordance with the foregoing, exceeds $500,000 on a fiscal year-end basis. Further provided, that in the event the Company has been required to repurchase in excess of $1.0 million of principal amount of the Notes from the Managing Agent pursuant to Paragraph 3(d), the Company will not be required to pay any Remarketing Fee to the Managing Agent. The principal balance of any Notes purchased by the Company on the open market or upon the death of a Note holder as provided in the Indenture shall not be included in determining whether the $1.0 million limit has been reached.

                  (d) Following the one-year anniversary of the first Closing, as defined in paragraph 4(b) hereof, the Managing Agent shall have the right to require the Company to repurchase annually up to $500,000 aggregate principal amount of the Notes tendered by the Managing Agent to the Company. The Company shall pay the Managing Agent an amount equal to the outstanding principal amount of the Notes so tendered plus interest accrued but unpaid as of the date of repurchase by the Company. The Managing Agent's rights pursuant to this paragraph shall be noncumulative. The aggregate principal amount of any Notes purchased by the Notes on the open market will be credited towards the Company's annual repurchase obligations under this paragraph.

                  (e) The Managing Agent's appointment as selling agent for the Notes shall be exclusive and not subject to termination by the Company for a period of six months after the Effective Time. The Managing Agent shall have the option, exercisable by notice to the Company prior to the expiration of such six month period, to extend its appointment as Managing Agent for an additional forty-five days. Upon the expiration of the foregoing period, including (if applicable) such additional forty-five day period, this Agreement shall remain in effect, unless the Company thereafter terminates the appointment of the Managing Agent, which it may do at any time after such expiration, upon written notice given to the Managing Agent as provided herein.

                  (f) The Managing Agent may use the services of other brokers or dealers, which are members in good standing of the NASD, to offer and sell the Notes. The Managing Agent may enter into agreements with any such brokers or dealers to act as its sub-agents ("Sub-Agents") for the sale of the Notes and shall be solely responsible for the payment of any portion of the Managing Agent's compensation hereunder to such brokers or dealers.

         4. Payment and Delivery. On the basis of the representations, warranties and agreements, but subject to the terms and conditions, set forth in this Agreement, payment of the purchase price for, and delivery of, the Notes sold as contemplated hereunder shall be made as follows:

                  (a) The Managing Agent shall promptly confirm to the Company the principal amount of the Notes which have been "sold" within the meaning of paragraph 4(d).

                  (b) Delivery of the Notes against payment therefore shall be made before 2:00 p.m., local Minneapolis, Minnesota time at a mutually agreed upon location, (i) no later than the fifteenth day of each month during the term


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of this Agreement, or (ii) on such earlier date or dates as shall be agreed upon by the Managing Agent and the Company, as to Notes "sold" as defined in paragraph 4(d).

                  Such events being herein called "Closing(s)" and such times and dates being herein called the "Closing Date(s)." The Notes delivered on each Closing Date shall be registered in such names and such denominations as the Managing Agent may request in writing. Such certificates may be deposited with the Depository Trust Company ("DTC") or a custodian for DTC and registered in the name of DTC or its nominee. Delivery of any certificated Notes to be the respective purchasers shall be made by the Managing Agent. Pending each Closing, all checks and other funds received in subscription for the Notes shall be held in an escrow account ("Escrow Account") with M&I Marshall Ilsley National Bank ("Escrow Agent") pursuant to the Escrow Agreement, the form of which is attached as Exhibit 4.5 to the Registration Statement. All payments of, from or an account of such funds, shall be made pursuant to the Escrow Agreement. All subscriptions are subject to the reasonable approval of the Company. If the Minimum Offering has not been subscribed for on or before __________, all sums so held shall be returned to subscribers along with interest earned on the amount deposited in the Escrow Account.

                  (c) On each Closing Date, the Escrow Agent shall remit to the Company the purchase price for the Notes, as determined in accordance with paragraph 3(b) hereof, which the Managing Agent has confirmed to the Company and which have been sold in accordance with the terms and provisions of this Agreement. Such purchase price may be remitted to the Company net of the commissions referred to in paragraph 3(b) and the expenses for which the Company is responsible under this Agreement.

                  (d) Notes shall be deemed to have been sold on the date payment in good funds is received in the Escrow Account for such Notes. No Closing will be held unless the minimum principal amount of Notes, $1,500,000, is sold. Each Note will be dated as of the first Closing Date. As provided in the Indenture, interest will accrue on each Note from the first Closing Date, or with respect to Notes sold after an interest payment date, the most recent interest payment date.

                  In the event the Managing Agent holds Notes in its name or is the beneficial owner of Notes on the record date for the payment of such interest (resulting from the purchase of Notes for its own account or otherwise), which Notes have not been resold, it shall be entitled to receive such interest, subject to its right to direct the Trustee to pay over such interest, in whole or in part, to a subsequent purchaser.

         5. Certain Agreements of the Company. The Company covenants and agrees that:

                  (a) The Company will use its best efforts to cause the Registration Statement, if the Effective Time is subsequent to the execution and delivery of this Agreement, and any amendment thereof, to become effective. If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the


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Managing Agent, subparagraph (4)) of Rule 424(b) not later than the earlier of
(A) the second business day following the execution and delivery of this Agreement or (B) the fifth business day after the Effective Date. The Company will advise the Managing Agent promptly of any such filing pursuant to Rule 424(b).

                  (b) The Company will advise the Managing Agent promptly of:
(i) any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the Managing Agent's consent; (ii) the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus; (iii) the institution by the Commission of any stop order in respect of the Registration Statement or of any notification or other communication relating to the institution of any stop order proceedings in respect of the Registration Statement (and the Company will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued); and (iv) any notification of the suspension of qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceedings for that purpose.

                  (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will advise the Managing Agent promptly thereof and will prepare promptly and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

                  (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of
Section 11(a) of the Act and Rule 158 thereunder. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                  (e) The Company will furnish to the Managing Agent copies of the Registration Statement (two of which will be originally executed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Managing Agent shall reasonably request.

                  (f) The Company will use its best efforts to arrange for the qualification of the Notes for sale under the blue sky laws of such jurisdictions as the Managing Agent reasonably designates, and to continue such qualifications in effect so long as this offering continues. The preparation and filing of the applications and other documents relating to such qualifications


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have been conducted by counsel to the Company. After the termination of the offering and until all of the Notes have been paid in full by the Company at maturity, the Company will file and make, and pay all fees applicable thereto, such statements and reports and renewals of registration necessary in order to continue to qualify the Notes for secondary market transactions in the various states in which the Notes were originally registered for sale.

                  (g) As long as any Notes remain outstanding, the Company will furnish to the Managing Agent, as soon as practicable after the end of each fiscal year, a copy of any annual report to its security holders for such year, and the Company will furnish to the Managing Agent (i) as soon as available, a copy of each report or proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or mailed to security holders pursuant to the Indenture, and (ii) from time to time, such other information concerning the Company or the Notes as the Managing Agent may request including, without limitation, a list of the Noteholders as of a date within 15 days of such request, such list to be furnished to the Managing Agent within 15 days of the receipt of such request.

                  (h) The Company will use the net proceeds received by it from the sale of the Notes substantially in the manner specified in the Prospectus under the caption "Use of Proceeds."

                  (i) The Company will not claim the benefit of any usury laws against any holders of the Notes.

                  (j) Whether or not the transactions contemplated hereunder are consummated, the Company will pay (i) all costs, fees and expenses incurred in connection with the performance of the Company's obligations hereunder, including, without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company's independent accountants and auditors, all costs and expenses incurred in connection with the preparation, any printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements thereto, this Agreement and the blue sky memoranda, (ii) all out-of-pocket expenses of the Managing Agent in connection with the sale of the Notes, including the legal fees and disbursements of counsel to the Managing Agent up to $65,000, subject to any unusual or unexpected circumstances under which the Company may agree to pay any additional reasonable fees and disbursements of counsel to the Managing Agent, (iii) all costs, fees and expenses (including legal fees and disbursements of counsel for the Company incurred in connection with qualifying or registering all or any part of the Notes for offer and sale under blue sky laws, including the preparation of blue sky memoranda relating to the Notes supplied to the Managing Agent by counsel for the Company, (iv) the fees of the NASD in connection with the request for clearance of such offering with the NASD, (v) all fees and expenses of the Trustee under the Indenture and any paying agent and registrar, (vi) all fees and expenses associated with the production of materials prepared in connection with the informational meetings to be held in selected cities, and the travel expenses incurred by the management of the Company related to such meetings, (vii) all fees and expenses to compensate or reimburse the Escrow Agent for its services as such, and (vii) costs of printing the certificates for the Notes and all transfer taxes, if any, with respect to the sale and delivery of any certificated Notes to the Managing Agent.

         6. Conditions of the Obligations of the Managing Agent. The obligations of the Managing Agent to act as Managing Agent in connection with the offer and sale of the Notes, to make payment for the Notes and to take delivery thereof at each Closing Date shall be subject to the following: the accuracy of the representations and warranties on the part of the Company herein set forth, the accuracy in all material respects of the statements of the Company officers made pursuant to the provisions hereof, the performance by the Company of its obligations hereunder and the satisfaction of the following additional conditions precedent:

                  (a) The Managing Agent shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the Registration Statement to be filed shortly prior to the Effective Time) of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable rules and regulations thereunder and stating in effect, with respect to the consolidated financial statements of the Company, that:

                           (i) in their opinion, the consolidated financial
statements and related schedules of the Company examined by them and included in the Registration Statement and Prospectus on their authority as experts comply as to form in all material respects with the applicable accounting requirements of the Act, the applicable published rules and regulations of the Commission thereunder, Staff Accounting Bulletins with respect to registration statements on Form S-2, and the requirements of Form S-2;

                           (ii) on the basis of a limited review, not
constituting an audit, including a reading of the latest available interim financial statements, a reading of the minutes of the shareholders and of the Board of Directors of the Company, and inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as they may specify, nothing has come to their attention which, in their judgment, would indicate,

                           (A) that any unaudited consolidated financial
statements and related notes thereto of the Company included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and of the published instructions, rules and regulations of the Commission thereunder with respect to registration statements on Form S-2, or that such unaudited financial information contained in the Prospectus was not prepared in conformity with generally accepted accounting principles applied on a basis consistent with those followed in the preparation of the audited financial statements of the Company included therein, or would require any material adjustment for a fair presentation of the information purported to be shown thereby;

                           (B) at a specified date not more than five days prior
to the date of this Agreement, the First Closing Date or any Additional Closing Date, as applicable, there was any change in the capital stock, long-term debt or short-term debt of the Company, or any decrease in total assets, net current assets, net assets or shareholder's investment as compared with amounts shown on the latest balance sheet included in the Registration Statement and Prospectus, except as set forth or contemplated in the Prospectus;

                           (C) for the period from the closing date of the
latest income statement included in the Registration Statement and Prospectus to the specified dates referenced in clause (B) above, there were any decreases, as compared with the corresponding period of the previous year, in operating revenues, income before income taxes or in the total or per share amounts of net income, except as set forth or contemplated in the Prospectus;

                           (iii) they have compared specific dollar amounts,
number of shares, percentages and other financial information pertaining to the Company set forth in the Prospectus, which have been specified by the Managing Agent, with the general accounting records of the Company, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement; and

                           (iv) such other matters as the Managing Agent may
reasonably request.

For purposes of this subsection, if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectus" shall mean the prospectus included in the Registration Statement.

                  (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 P.M., Minneapolis time, on the date of this Agreement or such later date as shall have been consented to by you. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Act and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the best knowledge of the Company or you, shall be contemplated by the Commission.

                  (c) The Notes shall have been qualified for sale under the blue sky laws of such states and in such amounts as shall have been specified by the Managing Agent and agreed to by the Company.

                  (d) The NASD, upon review of the terms of the public offering of the Notes, shall not have objected to such offering, the terms of the offering or the Managing Agent's participation in the offering.

                  (e) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Notes hereunder, the validity and form of the certificates representing the Notes, the execution and delivery of this Agreement and the Indenture and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Managing Agent exercising reasonable judgment.

                  (f) The Managing Agent shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel for the Managing Agent, is material or omits to state a fact which, in the opinion of such counsel, is required to be stated therein or necessary to make the statements therein not misleading.

                  (g) The Managing Agent shall have received an opinion, dated each Closing Date, of Winthrop & Weinstine, P.A., counsel for the Company, to the effect that:

                           (i) The Company and the Subsidiaries have been duly
incorporated and are validly existing as corporations in good standing under the laws of their respective states of incorporation, with full corporate power and authority to own their properties and conduct their business as described in the Prospectus. The Company and the Subsidiaries are duly qualified as foreign corporations to transact business and are in good standing in each jurisdiction in which such qualification is required, other than jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                           (ii) All of the shares of capital stock of the
Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and are owned by the Company, free and clear of any security interest, lien or restriction except for the security interest of Diversified Business Credit, Inc. The Company has no subsidiaries (other than the Subsidiaries) or affiliates or affiliated corporations except as explicitly stated in the Registration Statement.

                           (iii) The authorized capital stock of the Company is
as set forth under the caption "Capitalization" in the Prospectus as of the date(s) indicated, and the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The long-term debt and short-term debt of the Company and the Subsidiaries have been duly authorized. No holder of the Company's common stock has the right to cause the Company to redeem such common stock.

                           (iv) This Agreement has been duly authorized,
executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles affecting the enforcement of creditors' rights generally and except as rights to indemnity hereunder may be limited by applicable securities laws, including the Act and the rules and regulations thereunder.

                           (v) The Indenture and the Notes have been duly and
validly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles affecting enforcement of creditors' rights generally. The Notes are entitled to the benefits of the Indenture.

                           (vi) The Notes and the Indenture conform in all
material respects to the descriptions thereof contained in the Prospectus. The global certificate for the Notes to be inserted in book-entry form hereunder and the certificates for any Notes to be certificated are in due and proper form.

                           (vii) Neither the issue and sale of the Notes, the
performance of this Agreement, the Indenture, nor the consummation of the transactions contemplated herein and therein will conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of any of them is subject, nor will such actions result in any violation of any administrative or court decree known to such counsel after due inquiry or the provisions of the charter or bylaws of the Company or any Subsidiary or, to the best of such counsel's knowledge after due inquiry, any applicable law or administrative regulation.

                           (viii) No consent, approval, authorization or other
order of any court, regulatory body, administrative agency, other governmental body or any self-regulatory agency is required for the execution and delivery of this Agreement, the Indenture or the Notes or the consummation of the transactions contemplated herein or therein, except such as have been obtained under the Act and as may be required under applicable blue sky laws and under the rules and regulations of the NASD.

                           (ix) Neither the Company nor any Subsidiary is in
violation of its articles of incorporation or bylaws or, to the best of such counsel's knowledge after due inquiry, in default under any administrative or court decree or in default with respect to any material provision of any lease, loan agreement, franchise, license or permit to which it is a party or by which it may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject. To the best knowledge of such counsel, there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

                           (x) To the best of such counsel's knowledge after due
inquiry, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting the Company or the Subsidiaries, which is required to be disclosed in the Registration Statement.

                           (xi) There are no holders of securities of the
Company having preemptive rights with respect to the issuance and sale of the Notes and no rights to register outstanding shares of the Company's capital stock or, except as described in the Prospectus, shares issuable upon the exercise of outstanding warrants, options, convertible securities or other rights to acquire shares of such capital stock exist with respect to the Registration Statement.

                           (xii) To the best knowledge of such counsel after due
inquiry, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments, documents or agreement ("Agreements") of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to or filed as required. All descriptions or references to such Agreements in the Registration Statement are correct in all material respects.

                           (xiii) The Indenture is not required to be qualified
under the Trust Indenture Act of 1939, as amended.

                           (xiv) The information in the Registration Statement,
to the extent that it constitutes summaries of matters of law, descriptions of statutes, legal and government proceedings, contracts and other legal conclusions, is accurate and fairly presents the information required to be shown, and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required.

                           (xv) The conditions for use of a registration
statement on Form S-2 set forth in the General Instructions to Form S-2 have been satisfied with respect to the Company and the Registration Statement.

                           (xvi) The Registration Statement was declared
effective under the Act as of the date and time specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement (as the case may be), and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and nothing has come to such counsel's attention that would lead such counsel to believe that either the Registration Statement or the Prospectus or any such amendment or supplement, as of such respective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data or compilations contained in any of the documents mentioned in this clause, including the Registration Statement or the Prospectus or as to any statements in or omissions from the documents mentioned in this clause, including the Registration Statement and the Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Managing Agent specifically for use therein.

                           (xvii) The Company has not sold any securities in
violation of Section 5(a) of the Act or any state securities laws.

                           (xviii) To the best of such counsel's knowledge, the
Company and the Subsidiaries own, possess or have obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate their properties and to carry on their respective business as presently conducted and as contemplated by the Prospectus, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations. The business of the Company and the Subsidiaries is not being conducted in violation of any applicable federal, state, local or foreign law, ordinance, regulation, judgment, decree, injunction or order or requirement of any court or other governmental entity known to such counsel. To the best knowledge of such counsel after due inquiry, no such company and no officer, director, shareholder or agent of such company has been authorized to receive or make, and is not receiving or making, any bribe, kickback, or other illegal payment with respect to the business conducted by such company.

                           (xix) The Company is not and after giving effect to
the Offering and sale of the Notes will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                           (xx) Such other matters as the Managing Agent may
reasonably request.

                  (h) The Managing Agent shall have received from Leonard, Street and Deinard, Professional Association, counsel for the Managing Agent, such opinion or opinions, dated each Closing Date, as the Managing Agent may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of preparing such opinion. In rendering such opinion, such counsel may rely upon the opinion of Winthrop & Weinstine, P.A., referred to above.

                  (i) The Managing Agent shall have received a certificate, dated each Closing Date, of the President and the principal financial officer of the Company on behalf of the Company to the effect that the representations and warranties of the Company in this Agreement are true and correct on and as of the applicable Closing Date to the same effect as if made on such Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of their knowledge, no proceedings for such purpose have been instituted or are contemplated by the Commission, and that there has not been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or other, or in the results of operations, business affairs or business prospects of the Company or any Subsidiary.

                  (j) The Managing Agent shall have received a letter, dated each Closing Date, of Deloitte & Touch LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the applicable Closing Date for the purposes of this subsection.

                  (k) The Company shall have received, with copies to the Managing Agent, duly executed waivers from each holder of the Company's common stock having redemption rights, permanently waiving such rights.

                  (l) The Managing Agent's Credit Committee shall have approved the Offering.

The Company will furnish the Managing Agent with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Managing Agent reasonably requests and of such other certificates and documents as the Managing Agent may reasonably request.

         7. Indemnification and Contribution.

                  (a) The Company will indemnify and hold harmless the Managing Agent and any Sub-Agents against any losses, claims, damages or liabilities to which the Managing Agent and Sub-Agents may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a breach by the Company of the representations, warranties or covenants contained herein, or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Managing Agent and Sub-Agents for any legal or other expenses reasonably incurred by the Managing Agent and Sub-Agents in connection with investigating or defending any such loss, claims, damage, liability or action as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such loss, claims, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Managing Agent, as described in the last sentence of paragraph (b) below; and provided further that the foregoing indemnity agreement with respect to any Preliminary Prospectus or Prospectus shall not inure to the benefit of the Managing Agent and Sub-Agents on account of any loss, liability, claim, damage and expense whatsoever arising from the sale of any Notes by the Managing Agent and Sub-Agents to any person if (A) the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus or Prospectus from which such loss, liability, claim, damage or expense arose was corrected in a later Prospectus by amendment or supplement, and (B) a copy of such later Prospectus (if such amendments or supplements shall have been furnished to the Managing Agent and Sub-Agents prior to the confirmation of the sale involved) shall not have been sent or given by or on behalf of the Managing Agent or Sub-Agents to such person, if required by law, with or prior to the written confirmation of the sale involved.

                  (b) The Managing Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Managing Agent, as described in the last sentence of this paragraph (b), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. For all purposes of this Agreement, the information set forth (i) on the last paragraph of the cover page of the Prospectus, and (ii) in the section entitled "The Offering" in the Prospectus is the only information furnished to the Company by the Managing Agent for use in the Registration Statement or the Prospectus, or any related preliminary prospectus.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party, without the prior written consent of the indemnified party, shall effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Managing Agent on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company on the one hand and the Managing Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Managing Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Managing Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Managing Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Managing Agent shall not be required to contribute any amount in excess of the commissions and discounts applicable to the Notes. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, jointly and severally, to each person, if any, who controls the Managing Agent within the meaning of the Act. The obligations of the Managing Agent under this Section shall be in addition to any liability which the Managing Agent may otherwise have and shall extend, upon the same terms and conditions, jointly and severally, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, and the Managing Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Managing Agent, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Managing Agent is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(j) and the respective obligations of the Company and the Managing Agent under Section 7 shall remain in effect, and if any Notes have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

         9. Termination. This Agreement may be terminated by the Managing Agent or the Company at any time prior to the Effective Date. In such case, the Managing Agent will be paid for its fees and expenses accrued as of such date within thirty (30) days of such termination. Notwithstanding the foregoing, this Agreement shall be subject to termination in the Managing Agent's absolute discretion, by notice given to the Company prior to delivery of and payment for the Notes, if prior to such time (i) prevailing market or general economic or political conditions, in the judgment of the Managing Agent, have become unfavorable such that the Managing Agent's ability to sell the Notes will be impaired or it would be impracticable to proceed (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business or properties of the Company or any Subsidiary shall have occurred which, in the judgment of the Managing Agent, materially impairs the investment quality or the value of the Notes, (iii) trading in securities generally on the New York Stock Exchange or the Nasdaq shall have been suspended or limited or minimum prices shall have been established on such exchange or market system, (iv) a banking moratorium shall have been declared either by Federal, New York or Minnesota banking authorities, (vi) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis or terrorist act, the effect of which on financial markets is such as to make it, in the Managing Agent's judgment, impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Prospectus or (v) there shall have occurred any material adverse change in the financial or securities markets beyond normal fluctuations.

         10. Notices. All communications hereunder will be in writing and, if sent to the Managing Agent, will be mailed, delivered or telegraphed and confirmed to the Managing Agent at Dougherty & Company LLC, 90 South Seventh Street, Suite 4400, Minneapolis, Minnesota 55402, Attention: Scott Zibley; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Taylor Investment Corporation, 43 Main Street, S.E., Suite 506, Minneapolis, Minnesota 55414, Attention: Philip C. Taylor, or to such other address of which a party hereto shall notify the other party hereto pursuant to this paragraph.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. No purchaser of Notes from the Managing Agent shall be deemed to be a successor by reason merely of such purchase.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and same Agreement.

         13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota.


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


         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Managing Agent in accordance with its terms.

                                        Very truly yours,

                                        Taylor Investment Corporation


                                        By:
                                            ---------------------------
                                            Name:  Philip C. Taylor
                                            Title: President

The foregoing Agency Agreement is hereby confirmed and accepted as of the date first above written.

DOUGHERTY & COMPANY LLC


By:
    --------------------------------
    Name:
    Title:


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